Exhibit 10.16

Form No. OGC-S-2017-04

ENERGY RESEARCH PARK INDUSTRIAL LEASE

BETWEEN

UNIVERSITY OF HOUSTON SYSTEM, AS LANDLORD

AND

FibroBiologics, Inc., AS TENANT

HOUSTON, TEXAS

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EXHIBIT A- OUTLINE AND LOCATION OF PREMISES

EXHIBIT A- 1- PROJECT DESCRIPTION AND BUILDING LOCATION

EXHIBIT B-RULES AND REGULATIONS

EXHIBIT C-PAYMENT OF BASIC COSTS

EXHIBIT D-ADDITIONAL PROVISIONS

EXHIBIT E-LABORATORY SAFETY STANDARDS

EXHIBIT F-HAZARDOUS MATERIALS APPROVED FOR USE

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LEASE AGREEMENT

This Lease Agreement (the “Lease”) is made and entered into on this the 1st day of August    , 2023 between the UNIVERSITY OF HOUSTON SYSTEM, an institution of higher education in the State of Texas (“Landlord”), and FibroBiologics, Inc., a Delaware Corporation (“Tenant”).

W I T N E S S E T H:

1.	Definitions.

The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A. “Building” shall mean the building located at 5000 Gulf Freeway, Houston, Texas 77023, currently known as Building No. 5, which is depicted on Exhibit A-1 and incorporated herein for all purposes.

B. “Base Rent”: Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. For the purposes of this Section 1B, “Lease Year” shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date (or portion thereof ending on the Expiration Date) and “Lease Month” shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date.

Period	Annual Base Rent	Monthly Installments of Base Rent
12 Months	$71,469.00	$5,955.75

The Base Rent due for the first Lease Month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

C. “Additional Rent” shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.

D. “Basic Costs” is defined in Exhibit C attached hereto.

E. “Security Deposit” shall mean the sum of $5,955.75. The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

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F. “Lease Term” shall mean a period of months commencing on August 1, 2023. (the “Commencement Date”) and, unless sooner terminated as provided herein, ending on July 31, 2024 (the “Expiration Date”).

G. “Premises” shall mean the space located within the Building and outlined on Exhibit A to this Lease.

H. “Rentable Area in the Premises” shall mean 1425 square feet.

I. “Rentable Area in the Building” shall mean 30,294 square feet.

J. “Rentable Area in the Project” shall mean 692,298 square feet.

K. “Tenant’s Pro Rata Share” shall mean zero percent (0%) with respect to the Building and zero percent (0% ) with respect to the Project.

L. “Permitted Use” shall mean welding, fabricating and associated storage of related materials, as well as related office use, and no other use or purpose.

M. “Guarantor(s)” shall mean N/A and any other party that agrees in writing to guarantee Tenant’s obligations under the Lease.

N. “Broker” shall mean N/A for Landlord.

O. “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays on which the University of Houston System Administration, national banks, Texas state banks and/or the U.S. Postal service are closed for business.

P. “Common Areas” shall mean those areas located within the Building, if any, or on the Project designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.

Q. “Default Rate” shall mean the lower of (i) eighteen percent (18%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

R. “Project” shall mean the Building and the parcel(s) of land on which it is located, which land is described in Exhibit A-1 attached hereto, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

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S. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:	FibroBiologics, Inc. 455 E Medical Center Blvd, #300 Houston, TX 77598

Attention:	Pete O’Heeron

Landlord:

University of Houston Division of Energy & Innovation Attn: Ramanan Krishnamoorti 5000 Gulf Freeway Bldg. \A, Room \90E Houston, Texas 77204

with a copy to:

Attention: Ramanan Krishnamoorti

Payments of Rent only shall be made payable to the order of: University of Houston System at the following address:

University of Houston Division of Energy & Innovation
Attn: Ramanan Krishnamoorti
5000 Gulf Freeway
Bldg. \A, Room \90E
Houston, Texas 77204

or such other name and address as Landlord shall, from time to time, designate.

2.	Lease Grant/Possession.

A. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

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B. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any portion of the Premises on the date possession is to be delivered due to the holding over of another party, this Lease shall not be void or voidable or otherwise affected and Tenant shall have no claim for damages against Landlord. Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant.

C. If Tenant, with Landlord’s prior written approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the reasonable cost of any services (e.g., electricity, HVAC) that are provided to Tenant during the period of Tenant’s possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior written consent of Landlord.

3.	Use.

The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Project. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for (i) products and materials consistent with Tenant’s Permitted Use as such products are previously approved by Landlord’s Fire Marshall; and (ii) customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B as well as the Laboratory Safety Standards attached hereto as Exhibit E and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner. Tenant shall not store materials, waste, pallets, trucks or other vehicles outside of the Premises and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Project.

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4.	Rent.

A. Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall promptly pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, including, but not limited to, ad valorem or similar taxes, if any, levied or imposed on Landlord and/or Tenant in relation to the Building and/or Premises by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided, Tenant shall be entitled to a grace period of three (3) days after notice from Landlord with respect to the first two (2) late payments in any calendar year. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided, Tenant shall be entitled to a grace period of three (3) days after notice from Landlord with respect to the first two (2) late payments in any calendar year.

C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

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5.	Security Deposit.

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts, shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

6.	Utilities and Services

(a) Landlord agrees to provide water, gas and electricity service connections to the Building. Tenant shall pay to bring such utilities to the Premises and for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. To the extent possible, all utility services will be separately metered to the Premises; provided that all utilities shall remain in Landlord’s name. Other than telephone service, which shall be contracted for directly by Tenant, all costs associated with the provision of utility services to the Premises will be billed directly by Landlord to Tenant and paid by Tenant within 30 days after receipt of such billing. Landlord shall have the right at any time and from time-to-time during the Lease Term to designate the provider of electrical service to the Project as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, wiring, and any other machinery within the Premises. Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent.

(b) Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish utility services, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, force majeure, unavailability of utilities from a service provider, interruptions of utilities caused by repairs, construction, or any other causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery but, except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service thereby or resulting therefrom. Tenant shall have primary responsibility for security with respect to the Premises.

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(c) Landlord shall, at Tenant’s sole cost and expense, provide janitorial service to the office areas of the Premises and contract for trash removal and pest control for the office areas of the Premises. Janitorial service and trash removal within the laboratory areas of the Premises is not provided by the Landlord and is the sole responsibility of the Tenant. Tenant shall reimburse Landlord for such services within thirty (30) days after receipt of an invoice therefor.

7.	Leasehold Improvements; Tenant’s Property.

All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned and insured by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, require Tenant to remove any Leasehold Improvements (the “Required Removables”) at Tenant’s sole cost. Upon the termination of the Lease Term or the sooner termination of Tenant’s right to possession of the Premises, Tenant shall remove Tenant’s Property, all electronic, phone and data cabling (if requested by Landlord) exclusively serving the Premises (whether such cabling is located within or outside of the Premises), and all Required Removables. Tenant shall, at its sole cost and expense, repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant’s sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 22 hereof until such failure is rectified by Tenant or Landlord.

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8.	Signage.

Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord’s prior written consent. All signs installed by Tenant shall be subject to any applicable governmental laws, ordinances, regulations, the sign criteria for the Project, and Landlord’s or other architectural controls and other requirements. Tenant shall maintain all signs upon the Premises and the Building in good condition and repair. Tenant shall pay all costs associated with any signage installed by Tenant, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that, subject to inclusion in Basic Costs, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace any of Tenant’s signage in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. All signs, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

9.	Maintenance, Repairs and Alterations.

A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises (and any laboratory improvements, office improvements and all other improvements therein), in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted, including but not limited to, interior walls, finish work and floor covering; provided that Tenant shall notify Landlord of any required repairs to the Premises and Landlord shall perform the same at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for such repair costs within thirty (30) days after receipt of an invoice therefor. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Project and the facilities and systems thereof, plus and administration charge of ten percent (10%) of such cost, the need for which Repairs arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property (hereinafter defined) or alterations, or (3) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

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B. Landlord shall, as a component of Basic Costs, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) the structural elements of the Building; (2) the Building systems that serve the Building in general; and (3) the roof of the Building. Landlord shall at Tenant’s sole cost and expense, (i) maintain, repair and replace the mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Premises, including without limitation, entering into a regularly scheduled preventative maintenance/service contract with respect to the HVAC systems, and (ii) maintain, repair and replace the following portions of the Premises and dock area serving the Premises: the windows, glass, plate glass doors in the Premises, any special office entry, dock doors and ancillary equipment, water heaters, dock bumpers, dock levelers and shelters/seals and restraints. Tenant shall immediately give Landlord written notice of the need of any repairs for which Landlord is responsible, after which Landlord shall have reasonable opportunity to perform same. Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement to be made at Tenant’s expense within thirty (30) days after receipt of an invoice from Landlord therefor. Landlord shall also maintain in good repair and condition the parking areas and other Common Areas of the Project, including, but not limited to driveways, alleys, landscape and grounds. Tenant will be responsible for the payment of all costs associated with Landlord’s maintenance if the need therefor arises due to the fault or negligence of Tenant or its agents, employees, licensees or invitees. Except as otherwise expressly provided in this Section 9.B, Landlord will not at any time be required to make any improvements, repairs, replacements or alterations to the Premises. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligations to be performed by Landlord under this Lease.

10.	Assignment and Subletting.

A. Except in connection with a Permitted Transfer (defined in Section 10E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to a proposed assignment or sublease. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights under its lease at the Building; (3) the transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord. Any attempted Transfer in violation of this Section 10, shall, exercisable in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 10, Tenant’s sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

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B. If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.

C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant.

D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E. Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

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11.	Mechanic’s Liens.

Tenant will not permit any mechanic’s liens or other liens to be placed upon the Project. If a lien is attached to the Project, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

12.	Insurance.

A. Landlord shall, at all times during the Lease Term, procure and maintain: policies of insurance covering loss or damage to the Project in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be otherwise desired by Landlord. Any insurance provided for in this Section 12A may be effected by self- insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds. Tenant shall have no rights in any policy or policies maintained by Landlord.

B. Tenant shall procure and maintain, at its expense, (i) all-risk (special form) Property insurance in an amount equal to the full replacement cost of Tenant’s Property located in the Premises; (ii) a policy or policies of Commercial General Liability and Umbrella or Excess Liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $1,000,000.00 per occurrence and in the aggregate, naming Landlord and Landlord’s Building manager as Additional Insureds, (iii) Commercial Automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, naming Landlord and Landlord’s Building manager as Additional Insureds, and (iv) Workers’ Compensation insurance as required by law with statutory limits for the State of Texas covering Tenant’s employment of workers and anyone for whom Tenant may be liable for Workers’ Compensation and Employer’s Liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (v) all policies to be endorsed to waive the insurance carriers’ right of subrogation. Tenant shall provide Certificate of Insurance evidencing the insurance requirements and maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.

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C. The insurance requirements set forth in this Section 12 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 12 and 13, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Building manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days’ prior written notice to Landlord and Landlord’s lenders. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self- insured retentions under Tenant’s policies, which approval shall not be unreasonably withheld, conditioned or delayed.

D. Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Project or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

13.	Indemnity.

To the extent not expressly prohibited by law, and except to the extent caused by Landlord’s negligence, neither Landlord nor Landlord’s Project manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Project under the invitation of Tenant or arising out of the use of the Project, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Landlord’s Project manager and their respective officers, directors, employees, members, managers and agents (“Indemnitees”), harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, or at any other place, including the Project or the Building and this indemnity shall be enforceable to the full extent, WHETHER OR NOT SUCH LIABILITY AND CLAIMS ARE THE RESULT OF THE JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) of the Indemnitees. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

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14.	Damages from Certain Causes.

To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s grossly negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), EVEN IF SUCH DAMAGE RESULTS FROM THE NEGLIGENCE OF LANDLORD OR ITS AGENTS OR EMPLOYEES, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

15.	Casualty Damage.

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction in the Premises is restored within five (5) Business Days after Landlord’s receipt of written notice from Tenant of the occurrence of the damage or destruction.

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16.	Condemnation.

If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

17.	Events of Default.

The following events shall be deemed to be “Events of Default” under this Lease:

(i) Tenant fails to pay any Rent when due; provided that the first (1st) such failure during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant’s receipt of written notice from Landlord that such payment was not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 17, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Section 10, (b) mechanic’s liens as set forth in Section 11, (c) insurance as set forth in Section 12 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 23, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant or any guarantor of this Lease dies or dissolves; (vi) Tenant abandons or vacates the Premises; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

18.	Remedies.

A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

i.	Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

ii.	Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

iii.	Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

iv.	Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

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Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersede the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW. TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

B. If Landlord exercises either of the remedies provided in Sections 18A(2) or 18A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

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C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 19E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

D. If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

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E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

F. The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

G. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein; provided, as it relates to Landlord’s obligations only, this provision is limited to the extent such reimbursement is authorized by the Constitution and laws of the State of Texas.

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H. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.

19.	No Waiver.

Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take any lawful action authorized under this Lease or pursuant to applicable law. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

20.	Peaceful Enjoyment.

Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained.

21.	Substitution.

Landlord at its sole discretion shall be entitled to cause Tenant to relocate from the Premises to a comparably-sized space, of comparable design and tenant improvements (the “Relocation Space”) within the Building or adjacent buildings within the same Project at any time upon sixty (60) days’ prior written notice to Tenant. The reasonable costs actually incurred in connection with the physical relocation of the Tenant to the Relocation Space shall be at the expense of Landlord. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, “Premises” shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined and the Base Rent shall be adjusted so that immediately following such relocation the Base Rent for the Relocation Space on a per square foot of rentable area basis shall be the same as the Base Rent immediately prior to such relocation for the original Premises on a per square foot of rentable area basis. Tenant’s Pro Rata Share also be adjusted in accordance with the formula set forth in this Lease.

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22.	Holding Over.

If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during the first thirty (30) days of such holdover, and two hundred percent (200%) of such Base Rent and Additional Rent thereafter during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

23.	Subordination to Mortgage; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Project and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Project and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. If Tenant fails to execute any subordination or other agreement or certificate required by this Section promptly as requested, then to the extent permitted by the Constitution and laws of the State of Texas, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Project or any part thereof or interest of Landlord therein.

24.	Notice.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

25.	Surrender of Premises.

Upon the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

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26.	Rights Reserved to Landlord.

Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days’ prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Project; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section 26, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

27.	Miscellaneous

A. If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

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C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas and venue for any action related to this Lease will be in Harris County, Texas.

D. The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party; provided, as it relates to Landlord’s obligations only this provision is limited to the extent such reimbursement is authorized by the Constitution and laws of the State of Texas.

H. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Project.

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J. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

K. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

L. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”.

M. Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including without limitation, Section 4 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

N. TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

O. TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

28.	No Offer.

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee, if required.

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29.	Entire Agreement.

This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

30.	Limitation of Liability.

Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord, its board members, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its board members, officers, directors, agents or employees. In no event shall Landlord be liable for consequential or special damages as a result of a breach or default under this Lease. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

31.	Hazardous Substances

A. Tenant hereby represents and covenants to Landlord the following: other than biological, chemical and radioactive materials approved by the Landlord’s Fire Marshal and Office of Environmental Health and Life Safety and listed in EXHIBIT F, no toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended (“CERCLA”) (collectively, “Environmental Pollutants”) other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Project, and no activity shall be taken on the Project, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Project or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Project within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Project or any part thereof within the meaning of, or otherwise result in liability in connection with the Project within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

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B. Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the condition of such Project or the Premises or the alterations or personal property located thereon or the presence in or contamination of the Project or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 13) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to- time by reason of or arising out of the breach of any representation or covenant contained in Section 31.A above.

C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1) Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Project that is provided by Tenant or any subtenant or other occupant if the Premises to a governmental or regulatory agency;

(2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project;

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(4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project; and

(5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

E. As used herein “Environmental Laws” mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency and the Texas Commission on Environmental Quality, the health and safety regulation requirements set forth in the Occupational Safety and Health Act, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

F. Tenant covenants and agrees, at its sole expense, to comply with all Environmental Laws pertaining to either or both of the Premises and Tenant’s use and occupancy thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

UNIVERSITY OF HOUSTON SYSTEM

By:	/s/ Ramanan Krishnamoorti
Name:	Ramanan Krishnamoorti
Title:	71 GPS &OFSHZ & *OOPWBUJPO

TENANT:

By:	/s/ Pete O’Heeron
Name:	Pete O’Heeron
Title:	CEO

Note: Modifications of this Form requires approval of OGC

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EXHIBIT A

BUILDING DESCRIPTION AND OUTLINE OF LEASEHOLD PREMISES

0
20'
40'
60'
N

Lab \\5 - 7\0 sf
Lab \\\5A - 349 sf
Office \45 - \22 sf
Office \47 - \22 sf
Office \49 - \22 sf

UH Energy Research Park 05

UNIVERSITY OF HOUSTON SYSTEM FACILITIES PLANNING AND CONSTRUCTION	BUILDING NUMBER: 405	BUILDING ABBREVIATION: ERP5	FLOOR LEVEL: 01	CAMPUS: UH	DATE ISSUED: 04/08/2016	SHEET: 01 OF 01

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EXHIBIT A-1

UPROJECT DESCRIPTION AND BUILDING LOCATION

LEGAL DESCRIPTION OF LAND

SCHLUMBERGER STREET
HANSFORD AVE
SURVEY
LAND DATA SURVEYS, INC.

RE-18-00003

ORES 2/16

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[END OF EXHIBIT A-1)

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EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Project and the appurtenances thereto:

1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors or from the exterior of the Building.

2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5. Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

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7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9. Canvassing, soliciting and peddling in or about the Building or Project is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Project.

12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), unless Landlord’s prior written approval is obtained by Tenant. Tenant acknowledges that Landlord’s prior approval may be subject to restrictions, including exclusivity restrictions, in other contracts that Landlord has entered into regarding sponsorship, pouring rights, and other vending and beverage arrangements.

14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

15. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Project, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

16. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Project and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Project, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

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17. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Project; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

18. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

19. Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

20. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

21. Landlord shall have the right to prohibit the use of the name of Landlord, the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of Landlord, the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

22. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building or at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Project as “no smoking” areas and to designate the entire Building and the Project as a “no smoking” area.

23. Tenant shall surrender the Premises in the following condition. Any repairs or maintenance work required to cause the Premises to be in such condition shall be performed by Landlord at Tenant’s sole cost and expense:

(a)	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

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(b)	All truck doors, dock levelers, and dock bumpers and shelters shall be serviced and placed in good operating order. This shall include the necessary replacement of any dented truck door panels and adjustment of door tension to ensure proper operation. All door panels which are replaced shall be painted to match the Building standard.

(c)	All structural steel columns in the warehouse and office should be inspected for damage.

(d)	Heating/air-conditioning systems and air rotation equipment shall be placed in good working order, including the necessary replacement of any parts to return the same to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

(e)	All holes in the sheet rock walls shall be repaired prior to move-out.

(f)	The carpets and vinyl tiles shall be in a clean condition and shall not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

(g)	The Premises should be returned in a clean condition which shall include cleaning of the restroom areas, windows, and other portions of the space.

(h)	The warehouse shall be in broom clean condition with all inventory and racking removed. There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

(i)	All exterior windows with cracks or breakage shall be replaced.

(j)	The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

(k)	Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This shall include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. If modifications have been made to the space, such as the addition of office areas, Landlord retains the right to remove these modifications at Tenant’s expense.

(l)	All electrical systems shall be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

(m)	All plumbing fixtures shall be in good working order, including the water heater. Faucets and toilets shall not leak.

[END OF EXHIBIT B]

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EXHIBIT C

PAYMENT OF BASIC COSTS

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of Basic Costs (as defined below) for the applicable calendar year. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimates of Basic Costs. Landlord shall have the right from time to time during any such calendar year to reasonably revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand. Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Basic Costs are determined. With respect to Basic Costs which Landlord allocates to the entire Project, Tenant’s “Pro Rata Share” shall be the percentage set forth in Section 1K as Tenant’s Pro Rata Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Basic Costs which Landlord allocates only to the Building, Tenant’s “Pro Rata Share” shall be the percentage set forth in Section 1K as Tenant’s Pro Rata Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.

B. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs, is in excess of Tenant’s actual Pro Rata Share of Basic Costs for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after Landlord’s written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

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C. “Basic Costs” shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Project. Basic Costs shall include, without limitation, Taxes (as defined in Section E below), insurance premiums and deductibles, and the amortized cost of capital improvements made to the Building or the Project which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Project or Building; or (ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier; or (iii) primarily for the purpose of improving security at the Project or the Building. The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined by Landlord, and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed.

D. Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants (other than through the payment of additional rent under such tenants’ leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; or (x) rental under any ground or underlying lease or leases.

E. “Taxes” shall mean (i) all real estate taxes and assessments on the Project, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building’s personal property, including license expenses, (iii) all taxes imposed on services of Landlord’s agents and employees, (iv) all sales, use, franchise or other taxes (excluding state and/or federal income tax) now or hereafter imposed by any governmental authority upon rent received by Landlord or revenue from the Project, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Building or its contents or on the operation and use thereof (except as related to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Project, but excluding income taxes. To the extent the interest or estate of Tenant as it relates to this Lease is or becomes subject to ad valorem property taxes or other similar taxes or assessments: (i) Tenant shall be entirely responsible for and pay such taxes or assessments in a timely manner; and (ii) such taxes or assessments will not be included in the definition of “Basic Costs” and accordingly will not be allocated among other tenants on a pro-rata basis. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

F. If the Building and the other buildings Landlord operates in conjunction therewith, if any, are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area in the Building and such other buildings, if any, at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord’s option, be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings during such year.

G. Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of the actual amount of Basic Costs, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants and other consultants. Any parties retained by Tenant to inspect Landlord’s books of account and records shall not be compensated on a contingency fee basis. If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant’s Pro Rata Share of Basic Costs as calculated by Landlord.

[END OF EXHIBIT C]

Office of the General Counsel

Industrial Lease for Energy Research Park (ERP) 5

OGC-S-2017-04 Created 09.30.2016

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UNIVERSITY of HOUSTON | ENERGY RESEARCH PARK

Innovation Labs – Building 5

EXHIBIT D

ADDITIONAL PROVISIONS

I.	PARKING.

(a) Landlord shall make available to Tenant at the commencement of the Term the use of zero ( ) of the Building’s parking spaces (the “Spaces”) in the Building parking garage or parking lot (collectively, the “Parking Area”) on an unreserved basis. Landlord shall have no obligation to make any parking spaces available to Tenant other than the number of the Spaces which Tenant has so elected to use.

Tenant shall be obligated to contract directly with the manager of the Parking Area for the use of the Spaces.

(b) It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Spaces available to Tenant. Tenant’s right to the use of such Spaces shall be subject to compliance with the rules and regulations promulgated from time-to-time by the manager of such Parking Area, and shall be subject to termination for violation of any such rules or regulations upon notice from such manager. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces.

(c) The failure, for any reason, of Landlord to provide or make available the Spaces to Tenant or the inability of Tenant to utilize these Spaces shall under no circumstances be deemed a default by Landlord pursuant to the terms of the Lease or give rise to any claim or cause of action by Tenant against Landlord, the same being hereby expressly waived by Tenant. Tenant’s sole remedy for such failure shall be the equitable abatement of Tenant’s parking rental fee.

[END OF EXHIBIT D]

Office of the General Counsel

Industrial Lease for Energy Research Park (ERP) 5

OGC-S-2017-04 Created 09.30.2016

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EXHIBIT E

LABORATORY SAFETY STANDARDS

I.	Comprehensive Laboratory Safety Program.

(1) Landlord is committed to ensure the safety of its students, employees, tenants, and visitors, and to complying with all regulatory requirements that have an impact on its facilities and operations. Landlord has designated specific responsibilities for developing and implementing the Comprehensive Laboratory Safety Program to the Office of Environmental Health and Life Safety. The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Project and the appurtenances thereto:

A.	General Laboratory Safety Manual.

Tenant shall comply with all Standard Operating Procedures, Standard Laboratory Control Measures, Safe Handling Requirements in the Laboratory, Emergency Medical Procedures as outlined in the General Laboratory Safety Manual is available online at www.uh.edu/ehs/manuals and forms/manuals Lab Saf.pdf.

B.	Environmental Health and Risk Management Training.

Tenant and its employees, agents, and contractors working in a science/research laboratory shall complete EH06: General Laboratory Safety and Hazardous Materials Orientation training before conducting laboratory activities within the Premises. Registration information is available online at http://www.uh.edu/ehls/training/eh06/. Environmental Health and Life Safety may require Tenant to complete additional training related to activities identified by Tenant under Exhibit E Section C.

C.	Activities Subject to Approval.

Tenant shall identify those activities which warrant prior approval before initiation by Tenant, its employees, agents or contractors. These include work with potentially bio hazardous materials, radioactive materials, lasers, x-ray machines, animal research, dangerous drugs and controlled substances and human subject research. In addition certain chemicals are considered particularly hazardous and shall be reviewed and approved by Environmental Health and Life Safety. Approval shall be documented in Exhibit F.

i.	Biosafety.

Tenants working with potentially hazardous biological agents, recombinant DNA and agents specified by the Centers for Disease Control and Prevention (CDC) must receive prior approval from Environmental Health and Life Safety. Approval shall be documented in Exhibit F.

Office of the General Counsel

Industrial Lease for Energy Research Park (ERP) 5

OGC-S-2017-04 Created 09.30.2016

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The following guidelines have been adopted as the minimum safety standards for research involving biological agents and materials at the University of Houston:

Biosafety in Microbiological and Biomedical Laboratories, U.S. Department of Health and Human Services, Public Health Service Centers for Disease Control and National Institutes of Health, HHS Publication No. 93-8395.

NIH Guidelines for Research Involving Recombinant DNA Molecules, Office of Recombinant DNA Activities.

ii.	Chemical Safety.

Tenant will comply the Chemical Hygiene Plan – Guidelines for the Safe Handling of Hazardous Chemicals. The plan is available online at http://www.uh.edu/ehls/about/manuals/Chemical-Hygiene-Plan-2016.pdf

Tenant shall prepare a chemical inventory and submit the form electronically to Environmental Health and Life Safety at ehs@uh.edu before conducting laboratory activities within the Premises. To ensure HAZCOM and NFPA regulation compliance, Tenant is required to keep an updated copy of their chemical inventory on file. The Chemical Inventory form is available online at http://www.uh.edu/ehls/about/forms/UH%20Chemical%20Inventory%20Templat e.xlsx . For each hazardous substance listed the following information must be indicated on the chemical inventory: CAS number, Chemical name, Location in the lab, Quantity, Receipt Date and SDS hazard statement. The specific information on any associated health or safety hazards must be made readily available to all Laboratory Personnel.

iii.	Radiation Safety.

Tenants using radioactive materials and radiation producing devices must be authorized by Environmental Health and Life Safety’s Radiation Safety Officer. All Authorized Users must follow good health physics work practices in the labs and maintain regulatory compliance. Environmental Health and Life Safety is charged with the responsibility for providing certain health physics services and Tenant consultations as well as radioactive waste disposal for the campus. The specific duties and responsibilities under state and federal law and university policy regarding radiation hazards are detailed in the EHRM Radiation Safety Manual available online at http://www.uh.edu/ehls/research-lab/radiation-safety/manual/.

iv.	Disposal of Biological Hazards, Chemicals or Radioactive Waste.

Tenant, its employees, agents, and contractors who generate hazardous chemical, biological, or radioactive waste must receive documented training. Environmental Health and Life Safety has prepared an online Hazardous Waste training course, available at http://www.uh.edu/ehls/training. Tenant shall, at its sole cost and expense, contract with a vendor approved by Environmental Health and Life Safety to schedule the waste pickup of any hazardous chemical, biological, or radioactive waste generated by Tenant. Hazardous waste removal is not provided by the Landlord and is the sole responsibility of the Tenant.

[END OF EXHIBIT E]

Office of the General Counsel

Industrial Lease for Energy Research Park (ERP) 5

OGC-S-2017-04 Created 09.30.2016

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EXHIBIT F

HAZARDOUS MATERIALS APPROVED FOR USE

Office of the General Counsel

Industrial Lease for Energy Research Park (ERP) 5

OGC-S-2017-04 Created 09.30.2016

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